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                                                                   EXHIBIT 10.31


                           MTI TECHNOLOGY CORPORATION
                    2001 NON-EMPLOYEE DIRECTOR OPTION PROGRAM


                                    ARTICLE I
                    ESTABLISHMENT AND PURPOSE OF THE PROGRAM


1.01  ESTABLISHMENT OF PROGRAM

The MTI Technology Corporation 2001 Non-Employee Director Option Program (the "Program") is adopted pursuant to the MTI Technology Corporation 2001 Stock Incentive Plan (the "Plan") and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.02  PURPOSE OF PROGRAM

The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees ("Non-Employee Directors") through a program of automatic Option grants.

1.03  EFFECTIVE DATE OF THE PROGRAM

The Program is effective as of the July 12, 2001 (the "Effective Date").


                                   ARTICLE II
                                   DEFINITIONS

Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.


                                   ARTICLE III
                                  OPTION TERMS

3.01  DATE OF GRANT AND NUMBER OF SHARES

A Non-Qualified Stock Option to purchase fifty thousand (50,000) shares of Common Stock shall be granted ("Initial Grant") to each Non-Employee Director, such Initial Grant to be made to Non-Employee Directors elected or appointed to the Board after the Effective Date upon the date each such Non-Employee Director first becomes a Non-Employee Director. Directors serving in office as of April 4, 2001 shall not be eligible for an Initial Grant. In addition, immediately following each annual meeting of the Company's


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stockholders commencing with the annual meeting of the Company's stockholders in
2002, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Non-Qualified Stock Option to purchase twenty-five thousand (25,000) shares of Common Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least eleven (11) months. Each such Subsequent Grant shall be made on the date of the annual stockholders' meeting in question.

3.02  VESTING

Each Option under the Program shall vest and become exercisable as to one-third (1/3) of the shares of Common Stock subject to the Option twelve (12) months after the grant date and an additional one-third (1/3) of the shares of Common Stock subject to the Option shall vest on each yearly anniversary of the grant date thereafter, such that the Option will be fully exercisable three (3) years after its date of grant.

3.03  EXERCISE PRICE

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.04  CORPORATE TRANSACTION/CHANGE IN CONTROL

(a) In the event of a Corporate Transaction, each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable immediately prior to the effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Program shall terminate. However, all such Options shall not terminate if the Options are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Option which is at the time outstanding under the Program automatically shall become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control. Each such Option shall remain so exercisable until the expiration or sooner termination of the applicable Option term.

3.05  OTHER TERMS

The Administrator shall determine the remaining terms and conditions of the Options awarded under the Program.


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